EXHIBIT 23(a)
Xerox Holdings Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-287855, 333-273626, 333-257512, 333-257511, 333-187663-01, 333-189290-01, 333-167922-01 and 333-280588) and on Form S-3 (No. 333-292842) of Xerox Holdings Corporation of our report dated March 16, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/S/ PRICEWATERHOUSECOOPERS LLP
Stamford, Connecticut
March 16, 2026